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                                                                     Exhibit 5.1

                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                FOUR TIMES SQUARE
                            NEW YORK, NEW YORK 10036
                                 (212) 735-3000

                                                              October __, 2003

Warnaco Inc.
501 Seventh Avenue
New York, New York 10018

         Re: Warnaco Inc., The Warnaco Group, Inc., 184 Benton Street Inc., A.B.S. Clothing Collection, Inc., Abbeville Manufacturing Company, Authentic Fitness Corporation, Authentic Fitness On-Line, Inc., Authentic Fitness Products Inc., Authentic Fitness Retail Inc., CCC Acquisition Corp., C.F. Hathaway Company, Calvin Klein Jeanswear Company, CKJ Holdings, Inc., Designer Holdings Ltd., Gregory Street, Inc., Jeanswear Holdings, Inc., Kai Jay Manufacturing Company, Myrtle Avenue, Inc., Outlet Holdings, Inc., Outlet Stores, Inc., Penhaligon's by Request, Inc., Rio Sportswear, Inc., Ubertech Products, Inc., Warnaco International, L.L.C., Warnaco Men's Sportswear Inc., Warnaco Puerto Rico, Inc., Warnaco Sourcing Inc., Warnaco U.S., Inc. and Warner's de Costa Rica Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

                  We have acted as special counsel to Warnaco Inc., a Delaware corporation (the "Company"), and each of the DE/CA Guarantors (as defined herein), in connection with the public offering of $210,000,000 aggregate principal amount of the Company's 8 7/8% Senior Notes due 2013 (the "Exchange Notes"). The Indenture, dated as of June 12, 2003 (the "Indenture"), by and among the Company, the Guarantors named therein (the "Guarantors") and Wells Fargo Bank Minnesota, National Association, as Trustee (the "Trustee"), provides for the guarantee of the Exchange Notes by each of the Guarantors that are incorporated or formed pursuant to the laws of the State of Delaware or the State of California and identified on Schedule I hereto (the "DE/CA Guarantors") and the Guarantor other than the DE/CA Guarantors identified on Schedule II hereto (the "Non-DE/CA Guarantor"), to the extent set forth in the Indenture (the guarantees by the DE/CA Guarantors, the "DE/CA Guarantees," the guarantee by the Non-DE/CA Guarantor, the "Non-DE/CA Guarantee," and the DE/CA Guarantees together with the Non-DE/CA Guarantee, the "Guarantees"). The Exchange Notes are to be issued




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Warnaco Inc.
October __, 2003
Page 2

pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the issued and outstanding 8 7/8% Senior Notes due 2013 of the Company (the "Original Notes") under the Indenture, as contemplated by the Registration Rights Agreement, dated as of June 12, 2003 (the "Registration Rights Agreement"), by and among the Company, the Guarantors and the Initial Purchasers named therein.

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 (File No. 333-107788) relating to the Exchange Notes and the Guarantees, filed with the Securities and Exchange Commission (the "Commission") on August 8, 2003 under the Act and Amendment No. 1 to the Registration Statement on Form S-4 filed with the Commission on the date hereof under the Act (the registration statement as so amended, the "Registration Statement"); (ii) an executed copy of the Registration Rights Agreement; (iii) an executed copy of the Indenture; (iv) the Amended and Restated Certificate of Incorporation of the Company; (v) the By-Laws of the Company; (vi) certain resolutions adopted by the Board of Directors of the Company relating to the Exchange Offer, the issuance of the Original Notes and the Exchange Notes, the Indenture and related matters; (vii) the certificate of incorporation (or other constituent documents, as applicable) and by-laws (or limited liability company agreements or operating agreements, as applicable) of each of the DE/CA Guarantors; (viii) certain resolutions of the Board of Directors or Members, as applicable, of each of the DE/CA Guarantors relating to the Exchange Offer, the issuance of the guarantees of the Original Notes and the issuance of the DE/CA Guarantees, the Indenture and related matters; (ix) the Statement of Eligibility and Qualification of the Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, filed as an exhibit to the Registration Statement; and (x) the form of the Exchange Notes. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, the Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company and the DE/CA Guarantors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all






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Warnaco Inc.
October __, 2003
Page 3

requisite action, corporate or other, and execution and delivery by such parties of such documents and, except as to the Non-DE/CA Guarantor with respect to the Non-DE/CA Guarantee, the validity and binding effect thereof on such parties. We have also assumed that the Non-DE/CA Guarantor has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and that the Non-DE/CA Guarantor has complied with all aspects of applicable laws of its jurisdiction of organization in connection with the Exchange Notes, the Guarantees, the Registration Rights Agreement and the Indenture. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, the Guarantors and others.

                  Our opinion set forth herein is limited to the Delaware corporate law and the laws of the State of New York and the State of California, that, in our experience, are normally applicable to transactions of the type contemplated by the Exchange Offer and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined on law on the opinions herein stated.

                  Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Registration Statement becomes effective and the Exchange Notes (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Exchange Notes and the Guarantees will constitute valid and binding obligations of the Company and each of the Guarantors, respectively, enforceable against the Company and each of the Guarantors, respectively, in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  In rendering the opinion set forth above, we have assumed that the execution and delivery by the Company of the Indenture and the Exchange Notes, the execution and delivery by each of the Guarantors of the Indenture and the performance by each of the Company and the Guarantors of its respective obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or the Guarantors or their properties are subject, except that we do not make this assumption for those agreements and instruments which have






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Warnaco Inc.
October __, 2003
Page 4

been identified to us by the Company and the Guarantors as being material to them and which are listed as exhibits in Part II of the Registration Statement.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                               Very truly yours,

                                               /s/  SKADDEN, ARPS, SLATE,
                                               MEAGHER & FLOM LLP




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                          Schedule I - DE/CA Guarantors

California
----------
A.B.S. Clothing Collection, Inc.

Delaware
--------
The Warnaco Group, Inc.

184 Benton Street Inc.
Abbeville Manufacturing Company
Authentic Fitness Corporation
Authentic Fitness Products Inc.
Authentic Fitness Retail Inc.
CCC Acquisition Corp.
C.F. Hathaway Company
Calvin Klein Jeanswear Company
CKJ Holdings, Inc.
Designer Holdings Ltd.
Gregory Street, Inc.
Jeanswear Holdings, Inc.
Kai Jay Manufacturing Company
Myrtle Avenue, Inc.
Outlet Holdings, Inc.
Outlet Stores, Inc.
Penhaligon's by Request, Inc.
Rio Sportswear, Inc.
Ubertech Products, Inc.
Warnaco International, L.L.C.
Warnaco Men's Sportswear Inc.
Warnaco Puerto Rico, Inc.
Warnaco Sourcing Inc.
Warnaco U.S., Inc.
Warner's de Costa Rica Inc.




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                        Schedule II - Non-DE/CA Guarantor

Authentic Fitness On-Line, Inc.